EXHIBIT 10.5
EPAM SYSTEMS, INC.
2015 LONG-TERM INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR SENIOR MANAGERS
1. Grant of RSUs. EPAM Systems, Inc., a Delaware corporation (the “Company”), hereby grants to «Grantee» (the “Participant”), on «Date» (the “Grant Date”), «Number of Shares underlying award» restricted share units (the “RSUs”), subject to the terms, definitions and provisions of the EPAM Systems, Inc. 2015 Long-Term Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference, and the terms and conditions of this Agreement, including the Addendum. Each RSU shall represent the right to receive one Share, or the right to receive a cash payment equal to the fair market value of one Share, upon the vesting of such RSU in accordance with this Agreement. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.
2. Vesting Schedule and Distribution. Subject to Section 5, one-fourth of the RSUs shall vest and become non-forfeitable on March 15 of each of the first, second, third and fourth calendar years immediately following the Grant Date. Subject to the provisions of this Agreement (including, for the avoidance of any doubt, Section 12(l)), upon the vesting of any of the RSUs, including pursuant to Section 5, the Company shall distribute to the Participant, on or within 30 days after the date of such vesting date or event, one Share for each such RSU. Provided, however, the Company may, in its sole discretion, settle a vested RSU in cash equal to the fair market value of one Share for each such RSU and make such cash payment to the Participant on the next administratively practicable payroll pay date after the date of such vesting date or event. The cash payment will be made to the Participant through the Participant’s local country payroll in accordance with the normal payroll practices of the Participant’s employer (the “Employer”).
3.     Voting Rights. The Participant shall have no voting rights with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.
4.    Dividend Equivalents. The Participant shall not be eligible to receive dividend equivalents with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.
5. Termination of Service. Following the Participant’s Termination of Service, the RSUs shall vest and settle or be forfeited as set forth in this Section 5.
(a)     Death or Disability.  In the event of the Participant’s Termination of Service due to the Participant’s death or Disability before the Participant has completed at least two (2) years of service with the Company or any Affiliate, a number of whole RSUs equal to 50% of the number of the Participant’s RSUs that are unvested as of the date of such termination (if any) shall become immediately vested (with any fractional RSUs that would otherwise vest as a result of such vesting acceleration event rounded up to the nearest whole Share), and the remaining RSUs that are unvested RSUs as of such time shall be forfeited without any payment to the Participant. In the event of the Participant’s Termination of Service due to the Participant’s death or Disability on or after the date on which the Participant has completed at least two (2) years of service with the Company or any Affiliate, 100% of any RSUs that are unvested as of such time shall become immediately vested.
(b)     For Cause.  In the event of the Participant’s Termination of Service for Cause (as defined below), any unvested RSUs shall be forfeited as of the date of such termination without any payment to the Participant.
“Cause” means the Company’s good faith determination of the Participant’s:
(i)willful material breach, or habitual neglect of, the Participant’s duties or obligations in connection with the Participant’s employment or service;
(ii)having engaged in willful misconduct, gross negligence or a breach of fiduciary duty, or his or her willful material breach of his or her duties to the Company or under his or her Employment Agreement, if applicable, or of any Company policies;
(iii)having been convicted of, or having entered a plea bargain or settlement admitting guilt for, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or, in the course of the performance of the Participant’s service to the Company, material dishonesty;
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(iv)unlawful use or possession of illegal drugs on the Company’s premises or while     performing the Participant’s duties and responsibilities to the Company; or
(v)the commission of an act of fraud, embezzlement or material misappropriation, in each case, against the Company or any Affiliate;
provided that, in the case of clauses (i) and (ii) above, the Company shall provide the Participant with written notice specifying the circumstances alleged to constitute Cause, and, if possible, the Participant shall have 30 days following receipt of such notice to cure such circumstances.
(c)     For Any Other Reason. In the event of the Participant’s Termination of Service at any time under circumstances not described in Sections 5(a) or 5(b) herein or in Section 11(b) of the Plan, any unvested RSUs shall be forfeited as of the date of such termination without any payment to the Participant.
For purposes of Section 11(b) of the Plan, “Good Reason” means “Good Reason” as defined in the Participant’s Employment Agreement, if any, or if not so defined, the occurrence of any of the following events, in each case without the Participant’s consent:
(i)a reduction in the Participant’s base compensation and cash incentive opportunity, other than any such reduction that applies generally to similarly situated employees or executives of the Company;
(ii)relocation of the geographic location of the Participant’s principal place of employment or service by more than 50 miles from the Participant’s principal place of employment or service; or
(iii)a material reduction in the Participant’s title, duties, responsibilities or authority;
provided that, in each case, (A) the Participant shall provide the Company with written notice specifying the circumstances alleged to constitute Good Reason within 90 days following the first occurrence of such circumstances, (B) if possible, the Company shall have 30 days following receipt of such notice to cure such circumstances, and (C) if the Company has not cured such circumstances within such 30-day period, the Participant shall terminate his or her employment or service not later than 60 days after the end of such 30-day period.
6. Non-Transferability Until Distribution. The RSUs shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant. Upon the distribution of Shares underlying RSUs in accordance with Section 2, such Shares shall be fully assignable, saleable and transferable by the Participant. Any assignment, sale, transfer or other alienation with respect to the Shares issuable upon the vesting of the RSUs shall be in accordance with applicable securities laws.
7. Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, by the Participant’s acceptance of the RSUs, the Participant authorizes the Company or its agent to satisfy any applicable withholding obligations or rights with regards to all Tax-Related Items by withholding in Shares to be issued upon settlement of the RSUs, or if settled in cash, by withholding a portion of the cash payment amount otherwise payable upon settlement of the RSUs. In the event withholding in Shares is prohibited by a legal, contractual or regulatory restriction, is problematic under applicable tax or securities law or will result in materially adverse accounting consequences, the Participant authorizes the Company and/or the Employer, or their respective agents, to satisfy the obligations with regard to all Tax-Related Items by:

(i)requiring the Participant to pay to the Company or the Employer any amount of the Tax-Related Items; and/or
(ii)withholding any amount of the Tax-Related Items from the Participant’s wages or other compensation paid to the Participant;
(iii)withholding from proceeds of the sale of Shares acquired upon settlement of the RSU either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); or
(iv)any other method of withholding determined by the Company and, to the extent required by applicable laws or the Plan, approved by the Committee.
(c)The Company or the Employer may withhold or account for Tax-Related Items by considering applicable withholding rates, including minimum or maximum applicable rates, in the jurisdictions relevant to the Participant. In the event that any excess amounts are withheld to satisfy the obligation for Tax-Related Items, the Participant may be entitled to receive a refund of any over-withheld amount (with no entitlement to the Share equivalent), or if not refunded by the Company or the Employer, the Participant must seek a refund from the local tax authorities to the extent the Participant wishes to recover the over-withheld amount in the form of a refund. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
(d)Finally, the Participant agrees to pay to the Company or the Employer, including through withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares, the cash equivalent or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
8. Nature of Grant. In accepting the grant, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Company;
(d)the RSU grant and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Affiliate of the Company and shall not interfere with the ability of the Company, the Employer or any Affiliate of the Company, as applicable, to terminate the Participant’s employment or service relationship (if any);
(e)the Participant is voluntarily participating in the Plan;
(f)the RSUs, the cash payment or Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)the RSUs, the cash payment or Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, leave pay, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;
(h) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of the grant of the RSUs, the Participant agrees not to institute any claim against the Company, any of its Affiliates or the Employer;

(j)unless otherwise agreed with the Company, the RSUs and any cash payment or Shares acquired under the Plan and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of an Affiliate;
(k)unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares of the Company; and
(l)neither the Company, the Employer nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.
9. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant understands and agrees that he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
10. Insider Trading/Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, the Participant’s country and the designated broker’s country, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares (e.g., dividend equivalents) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions).  Local insider trading laws may prohibit the cancellation or amendment of orders placed by the Participant before he or she possessed inside information.  Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.
11. Data Privacy. To the extent recognized by applicable law, the Participant hereby consents to the collection, use, transfer, or other processing of the Participant’s personally identifiable information as described in this Agreement and any other RSU grant materials (“Personal Data”) in electronic or other form by and among, as applicable, the Company, its Affiliates, the Employer or other third parties as processors of the Personal Data, for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company, with offices located at 41 University Drive, Newtown, Pennsylvania 18940, acts as the controller of this Personal Data, and processes this Personal Data for purposes of implementing, administering, and managing the Plan. The Company protects the Personal Data that it receives in the United States from the European Union via data transfer agreements based on the standard contractual clauses adopted by the European Commission. The Participant can obtain further information about these data transfer agreements by contacting AskDataPrivacy@epam.com.
The Participant understands that the Personal Data may include, but is not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor. Such Personal Data will be used by the Company for the exclusive purpose of implementing, administering and managing the Plan. The Company relies on the following legal grounds for processing of Personal Data (i) consent, as permitted by applicable law, (ii) performance of this Agreement with the Participant, (iii) the legitimate interests of the Company, its Affiliates, the Employer or other third parties (such as service providers, consultants, governmental bodies, or courts) where the legitimate interest could be in particular the implementation, administration and management of the Plan, and (iv) for compliance with legal obligations, in particular in the area of labor and employment law, social security and social protection law, data protection and privacy law, tax law, and corporate compliance laws.
The Participant understands that Personal Data will be transferred to UBS Financial Services Inc. or other third parties assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of his or her Personal Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. Where disclosing Personal Data to such third parties, the Company provides appropriate safeguards for protecting the transfer of Personal Data, such as establishing data contractual clauses with third parties based on the standard contractual clauses adopted by the European Commission or relevant supervisory authority. The Participant may request a copy of, or information about, such safeguards by contacting AskDataPrivacy@epam.com.
The Participant may generally request a list with the names and addresses of any potential recipients of his or her Personal Data by contacting AskDataPrivacy@epam.com. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. When the Company no longer needs to use the Participant’s Personal Data for the purposes above or does not need to retain it for compliance with any legal or regulatory purpose, the Company will take reasonable steps to remove it from systems and/or records containing the Personal Data and/or take steps to properly anonymize it so that the Participant can no longer be identified from it.
Subject to applicable data protection and privacy law, the Participant understands that he or she may view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consent herein, in any case without cost, by contacting in writing AskDataPrivacy@epam.com. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis.
In addition to the above, subject to applicable law, the Participant may have the right to (i) request erasure of Personal Data, (ii) request restriction of, or object to, certain uses or processing of Personal Data, (iii) request Personal Data portability, or (iv) lodge a complaint with a supervisory authority.
The Participant’s provision of Personal Data is a contractual requirement. If the Participant does not provide the Personal Data and/or consent to the terms of this Section 11, or if the Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company may not be able to grant the Participant RSUs or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. Such a withdrawal will not affect the lawfulness of the collection, use, or otherwise processing of the Participant’s Data prior to the consent withdrawal. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, or to exercise certain additional rights described above, the Participant understands that he or she may contact AskDataPrivacy@epam.com.
12. Miscellaneous Provisions.
(a)Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission to the contact details below. The parties may use e-mail delivery, so long as the message is clearly marked, sent to the e-mail address(es) set forth below, and a delivery receipt and a read receipt are made part of the message. E-mail delivery will be deemed to occur when the sender receives confirmation that such message has been received and read by the recipient:
if to the Company, to:
EPAM Systems, Inc.
41 University Drive
Newtown, Pennsylvania 18940
Attention: General Counsel
Facsimile: 267-759-8989
if to the Participant, to:
the address, facsimile number or e-mail address that the Participant most recently provided to the Company, or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto.
(b)Effect of Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the terms of the RSUs), and hereby accepts the RSUs and agrees to be bound by its contractual terms as set forth herein and in the Plan. The Participant acknowledges and agrees that the grant of the RSUs constitutes additional consideration to the Participant for the Participant’s continued and future compliance with any restrictive covenants in favor of the Company by which the Participant is otherwise bound. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to the RSUs. In the event of a conflict between the terms and provisions of the

Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail. The Agreement, including the Plan, constitutes the entire agreement between the Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.
(c)Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.
(d)Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
(e)Severability. If any provision of this Agreement shall be declared by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable.
(f)Governing Law; Dispute Resolution. This Agreement is governed by the laws of the state of Delaware without application of the conflict of law provisions thereof. If any dispute arising out of or relating to this Agreement or the Plan, or the breach thereof, cannot be settled through negotiation, the parties agree first to try in good faith to settle such dispute by mediation. If the parties fail to settle such dispute within 30 days after the commencement of such mediation, such dispute shall be settled by arbitration conducted in the state of Pennsylvania and judgment on the arbitral award rendered may be entered in any court having jurisdiction thereof.
(g)Language. By accepting the RSUs, the Participant acknowledges and represents that the Participant is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English, as to allow the Participant to understand the terms of the Agreement and any other documents related to the Plan. If the Participant has received the Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(h)Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(i)Foreign Asset / Account Reporting Requirements, Exchange Controls and Tax Requirements. The Participant’s country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside his or her country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. In addition, the Participant may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. The Participant acknowledges that it is his or her responsibility to be compliant with all such requirements, and that he or she should consult his or her personal legal and tax advisors, as applicable, to ensure his or her compliance.
(j)Addendum. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.
(k)Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(l)Section 409A.
(i)The terms of this award of RSUs are intended to be in compliance with Section 409A of the Code, and this Agreement will be interpreted, operated and administered in a manner that is consistent with this intent. In furtherance of this intent, the Committee may (but is under no obligation to), at any time and without your consent, modify the terms of this award as it determines appropriate to comply with the requirements of Section 409A of the Code and the related U.S. Department of Treasury guidance or to mitigate any additional tax, interest and/or penalties that may apply under Section 409A of the Code if compliance is not practicable. The Company makes no representation or covenant to ensure that this award of RSUs is compliant with Section 409A of the Code and will have no liability to the Participant or any other party if this award of RSUs is not compliant or for any action taken by the Committee with respect thereto.
(ii)Notwithstanding anything in this Agreement to the contrary, any RSUs that are an item of non-qualified deferred compensation subject to Section 409A of the Code and become payable under this Agreement as of the date of or at a time that is by reference to the Participant’s Termination of Service shall not be settled unless the Participant experiences a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”); provided that if the Participant is a “specified employee” within the meaning of Section 409A of the Code as of the date of the Separation from Service (as determined according to the methodology established by the Company as in effect on the date of the Participant's termination of employment), the RSUs shall instead be settled on the first business day that is after the earlier of (i) the date that is six months following the date of the Separation from Service or (ii) the date of the Participant’s death, to the extent such delayed payment is otherwise required in order to avoid a prohibited distribution under Section 409A(a)(2) of the Code, or any successor provision thereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

EPAM SYSTEMS, INC.

By:
Name:
Title:

The Participant’s signature on this line both (1) acknowledges the Participant’s receipt of the Agreement and agreement to its terms, and (2) indicates the Participant’s consent to the processing of Personal Data as described in Section 11.

Participant

ADDENDUM
EPAM SYSTEMS, INC.
2015 LONG-TERM INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR SENIOR MANAGERS

Terms and Conditions
This Addendum includes additional terms and conditions that govern the RSUs granted to the Participant under the Plan if the Participant resides in one of the countries listed below. These terms and conditions are in addition to, or if so indicated, in place of the terms and conditions in the Agreement. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant relocates to another country after the Grant Date, the Company shall, in its discretion, determine to what extent these country-specific terms and conditions contained herein shall be applicable to the Participant. Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or the Agreement.
Notifications
This Addendum also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Addendum as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time that the Participant vests in the RSUs or sells Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.
Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working or residing (or is considered as such for local law purposes), or transferred employment and/or residency after the Grant Date, the notifications contained herein may not be applicable to the Participant.

ARMENIA
There are no country specific provisions.
AUSTRALIA
Notifications
Offer. The Company is pleased to provide the Participant with this offer to participate in the Plan. This offer sets out information regarding the offer to participate in the Plan for Australian resident employees of the Company and its Designated Companies (“Australian Participants”). This information is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.
In addition to the information set out in the Agreement and this Addendum, Australian Participants are also being provided with copies of the following documents:
(a)the Plan; and
(b)the Plan prospectus (collectively, the Additional Documents”).

The Additional Documents provide further information to help Australian Participants make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan prospectus is a prospectus for the purposes of the Corporations Act 2001.
Australian Participants should not rely upon any oral statements made in relation to this offer. Australian Participants should rely only upon the statements contained in the Agreement, including the Addendum, and the Additional Documents when considering participation in the Plan.
Securities Law Notification. Investment in Shares involves a degree of risk. Participants who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set out in the Agreement and the Additional Documents.
The information contained in this offer is general information only. It is not advice or information that takes into account the Participant’s objectives, financial situation and needs.
The Participant should consider obtaining the Participant’s own financial product advice from an independent person who is licensed by ASIC to give advice about participation in the Plan.
Additional Risk Factors for Australian Residents. Australian Participants should have regard to risk factors relevant to investment in securities generally and, in particular, to holding Shares. For example, the price at which an individual Share is quoted on the New York Stock Exchange (“NYSE”) may increase or decrease due to a number of factors. There is no guarantee that the price of a Share will increase. Factors that may affect the price of an individual Share include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at http://www.sec.gov/, on the Company’s “Investors” page at https://investors.epam.com/investors/sec-filings, and upon request to the Company.
In addition, Australian Participants should be aware that the Australian dollar (“AUD”) value of any Shares acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a Share is entitled to one vote. Further, Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Board.
The Shares are traded on the New York Stock Exchange in the United States of America under the symbol “EPAM”.
Ascertaining the Market Price of Shares. Australian Participants may ascertain the current market price of an individual Share as traded on the NYSE under the symbol “EPAM” at: https://www.nyse.com. The AUD equivalent of that price can be obtained at: https://www.rba.gov.au/statistics/frequency/exchange-rates.html.
This will not be a prediction of the market price of an individual Share when RSUs vest or Shares are issued under the Plan or of the applicable exchange rate on the vesting or settlement date.
Tax Notification. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to RSUs granted under the Plan, such that the RSUs are intended to be subject to deferred taxation.
BELARUS
Notifications
Exchange Control Information. Belarusian citizens or permanent residents may be required to repatriate any funds received in connection with the RSUs (e.g., proceeds from the sale of Shares acquired under the Plan) to Belarus. The Participant is responsible for ensuring compliance with all exchange control laws in Belarus in connection with his or her participation in the Plan.

BELGIUM
Notifications
Foreign Asset/Account Reporting Information. Belgian residents are required to report any securities (e.g., Shares acquired under the Plan) held and bank accounts (including brokerage accounts) opened and maintained outside of Belgium on their annual tax return. In a separate report, the resident is required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which such account was opened). This report, as well as information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.
BULGARIA
Notifications
Foreign Asset/Account Reporting Information. The Participant will be required to file statistical forms with the Bulgarian National Bank annually regarding his or her receivables in bank accounts abroad as well as securities held abroad (e.g., Shares acquired under the Plan) if the total sum of all such receivables and securities equals or exceeds BGN50,000 as of the previous calendar year-end.  The reports are due by March 31.
The Participant should contact his or her bank in Bulgaria for additional information regarding these requirements.
CANADA
Terms and Conditions
RSUs Payable Only in Shares. Notwithstanding any discretion set forth in Section 2 of the Agreement, at the time of vesting of any of the RSUs, the RSUs shall be settled in Shares only.
Termination of Service. This provision supplements Section 5 of the Agreement:
For purposes of the RSUs, the Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid, unlawful or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any), will be measured by the date that is the earliest of (i) the date on which the Participant’s employment with the Employer is terminated, or (ii) the date the Participant receives written notice of termination from the Employer, regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. For greater certainty, the Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which the Participant’s right to vest terminates, nor will the Participant be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, the Participant’s right to vest in the RSUs, if any, will terminate effective upon the expiry of the minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the statutory notice period, nor will the Participant be entitled to any compensation for lost vesting.
If Participant resides in Québec, the following provisions apply:
Authorization to Release Necessary Personal Information. This provision supplements Section 11 of the Agreement:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and any Affiliate and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Participant further authorizes the Employer to record such information and to keep such information in the Participant’s employee file.
Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Notifications
Securities Law Notification. The Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Stock is currently listed on the New York Stock Exchange in the United States of America.
Foreign Asset/Account Reporting Information. Specified foreign property, including Shares and rights to receive Shares (e.g., RSUs), must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the specified foreign property exceeds C$100,000 at any time during the year. Thus, the RSUs must be reported - generally at a nil cost - if the C$100,000 cost threshold is exceeded because of other specified foreign property. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are also owned, this ACB may have to be averaged with the ACB of the other Shares. Participants should consult a personal legal advisor to ensure compliance with applicable reporting obligations.
CHINA
Terms and Conditions
Vesting Schedule and Distribution. The following provision supplements Section 2 of the Agreement:
In addition to any other vesting and settlement conditions set forth in the Agreement, the RSUs will not vest and no Shares (or cash equivalent) will be delivered to the Participant unless and until the Company determines, in its sole discretion, that all necessary exchange control or other approvals from the PRC State Administration of Foreign Exchange (“SAFE”) or its relevant branch have been received and remain effective (“SAFE Approval”). In the event that SAFE Approval has not been obtained prior to any scheduled vesting date set forth in Section 2 of the Agreement, the RSUs will not vest until the seventh day of the month following the month in which SAFE Approval is obtained (the “Actual Vesting Date”). If the Participant experiences a Termination of Service prior to the Actual Vesting Date, the Participant shall not be entitled to vest in any portion of the RSUs and the RSUs shall be forfeited without any liability to the Company, the Employer or any Affiliate of the Company.
Exchange Control Restrictions and Sale of Shares. The Participant agrees that the Company is authorized to sell the Shares acquired pursuant to the RSUs after the Participant’s Termination of Service (as described below) or immediately upon settlement of the RSUs, within any other timeframe that the Company determines is necessary or advisable to comply with the exchange control requirements. The Participant expressly authorizes the broker or any other third party designated by the Company to complete the sale of such Shares (on the Participant’s behalf pursuant to this authorization without further consent). The Participant agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the broker or any other third party designated by the Company) to effectuate the sale of the Shares and shall otherwise cooperate with the Company with respect to such matters, provided that the Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. The Participant acknowledges that the broker or any other third party designated by the Company is under no obligation to arrange for the sale of the Shares at any particular price and there may be a delay between the date the Shares are sold and the date the cash proceeds are distributed to the Participant.
Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale of the Shares (less any applicable Tax-Related Items, brokerage fees or commissions) to the Participant in accordance with applicable exchange control laws including, but not limited to, the restrictions set forth below under “Exchange Control Requirements.”
The Participant further agrees that any Shares to be issued to the Participant shall be deposited directly into an account with the Company’s designated broker. The deposited Shares shall not be transferable (either electronically or in certificate form) from the brokerage account. This limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms. The limitation shall apply to all Shares issued to the Participant under the Plan, whether or not the Participant remains employed by the Employer.
Finally, the Participant agrees to sign any agreement, form and/or consent that may reasonably be requested by the Company (or the Company’s designated broker) to effectuate the mandatory sale of the Shares.
Treatment of RSUs and Shares Upon Termination of Service. Due to exchange control regulations in the People’s Republic of China (“China”), the Participant understands and agrees that the Company may require the sale of Shares held by the Participant immediately following the Participant’s Termination of Service, or within such other period as determined by the

Company or required by SAFE or its local counterpart (the “Mandatory Sale Date”). This includes any portion of RSUs that vest and are settled in Shares upon the Participant’s Termination of Service. The Participant understands that should the Company impose this requirement, any Shares held by the Participant under the Plan that have not been sold by the Mandatory Sale Date will automatically be sold by the broker or any other third party designated by the Company at the Company’s direction (on the Participant’s behalf pursuant to this authorization without further consent).
Exchange Control Requirements. The Participant understands and agrees that, to facilitate compliance with exchange control requirements, the Participant is required to immediately repatriate to China the cash proceeds from the sale of the Shares and any distributions paid on such Shares. The Participant further understands that such repatriation of the cash proceeds will be effectuated through a special exchange control account established by the Company or its Affiliates, and the Participant hereby consents and agrees that the proceeds may be transferred to such special account prior to being delivered to the Participant. The Company may deliver the proceeds to the Participant in United States dollars or local currency at the Company’s discretion. If the proceeds are paid in United States dollars, the Participant understands that he or she will be required to set up a United States dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are converted to local currency, there may be delays in delivering the proceeds to the Participant and due to fluctuations in the Share trading price and/or the United States dollar/PRC exchange rate between the sale/payment date and (if later) when the proceeds can be converted into local currency, the proceeds that the Participant receives may be more or less than the market value of the Shares on the sale/payment date (which is the amount relevant to determining the Participant’s tax liability). The Participant agrees to bear the risk of any currency fluctuation between the sale/payment date and the date of conversion of the proceeds into local currency. The Company is under no obligation to secure any particular exchange conversion rate.
The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.
CZECH REPUBLIC
Notifications
Exchange Control Information. The Czech National Bank (“CNB”) may require the Participant to fulfill certain notification duties in relation to the RSUs and the opening and maintenance of a foreign account. In addition, the Participant may need to report the following even in the absence of a request from the CNB: foreign direct investments with a value of CZK 2,500,000 or more in the aggregate or other foreign financial assets with a value of CZK 2,000,000,000 or more. Because exchange control regulations may change without notice, the Participant should consult his or her personal legal advisor prior to the vesting of the RSUs and sale of Shares to ensure compliance with current regulations. It is the Participant's responsibility to comply with applicable Czech exchange control laws.
FRANCE
Terms and Conditions
Type of Award. The RSUs are not granted as “French-qualified” awards and are not intended to qualify for the specific tax and social security treatment applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.
Consent to Receive Information in English. By accepting the RSUs, the Participant confirms having read and understood the documents related to the RSUs (the Plan and the Agreement) which were provided in the English language. The Participant accepts the terms of these documents accordingly.
Consentement Relatif à l'Utilisation de la Langue Anglaise. En acceptant l’Attribution, le Participant confirme avoir lu et compris les documents relatifs à cette Attribution (le Plan et le Contrat d'Attribution) qui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en conséquence.
Notifications
Exchange Control Information. If the Participant transfers more than €10,000 in Shares or cash into or out of France without the use of a financial intermediary, the Participant must declare the transfer to the French tax and customs authorities.
GEORGIA
Terms and Conditions

Language Consent.  By accepting the grant of RSUs, the Participant acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Agreement and the Plan), which were provided in the English language.  The Participant accepts the terms of those documents accordingly.
თანხმობა ენასთან დაკავშირებით.   შეზღუდული აქციების ერთეულების (RSUs) მინიჭებაზე თანხმობის განცხადებით, მონაწილე ადასტურებს რომ მას თავისუფლად ესმის ინგლისური ენა და  რომ მისთვის სრულად არის გასაგები ამგვარ მინიჭებასთან დაკავშირებული დოკუმენტაციის (ხელშეკრულებისა  და გეგმის) პირობები, რომელიც მისთვის მიწოდებული იქნა ინგლისურ ენაზე.  შესაბამისად, მონაწილე  თანხმობას აცხადებს ამ დოკუმენტებით გათვალისწინებულ პირობებზე.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 (including transactions made in connection with the sale of Shares under the Plan) must be reported electronically each month to the German Federal Bank (Bundesbank). The “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) can be accessed via Bundesbank’s website at www.bundesbank.de. Participants should consult a personal legal advisor to ensure compliance with applicable reporting obligations.
Foreign Asset/Account Reporting Information. If the Participant's acquisition of Shares under the Plan leads to a qualified participation at any point during the calendar year, the Participant will need to report the acquisition when the Participant files his or her tax return for the relevant year.  A qualified participation is attained if (i) the Participant holds at least 1% of the Company and the value of the Shares acquired exceeds EUR 150,000 or (ii) the Participant holds Company Shares exceeding 10% of the Company's total common stock.
HONG KONG
Terms and Conditions
Vesting Schedule and Distribution. If, for any reason, Shares are issued to the Participant within six (6) months of the Grant Date, the Participant agrees that he or she will not sell or otherwise dispose of any such Shares prior to the six-month anniversary of the Grant Date.
Notifications
Securities Law Notification. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this document, the Participant should obtain independent professional advice. Neither the grant of the RSUs nor the issuance of Shares upon vesting constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Affiliates. The Plan, the Agreement and other incidental communication materials distributed in connection with the RSUs (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company or its Affiliates and may not be distributed to any other person.
HUNGARY
There are no country specific provisions.
INDIA
Notifications
Exchange Control Information. The Participant understands that he or she must repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of dividends paid on such Shares to India within the time frame prescribed under applicable Indian exchange control laws as may be amended from time to time. The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of the proceeds in the event the Reserve Bank of India or the Employer requests proof of repatriation. The Participant is also responsible for complying with any other exchange control laws in India that may apply to the RSUs or the Shares acquired under the Plan.
Foreign Asset/Account Reporting Information.  The Participant is required to declare any foreign bank accounts and any foreign financial assets (including Shares acquired under the Plan) in Participant’s annual tax return. Increased penalties for failing to report these assets/accounts have been implemented. The Participant should consult with his or her personal tax advisor to determine the Participant’s reporting requirements.
IRELAND
There are no country specific provisions.
ISRAEL
Terms and Conditions
Settlement and Sale of Shares. To facilitate compliance with local tax requirements, the Participant agrees that the Company is authorized to settle the RSUs in cash or immediately sell the Shares acquired pursuant to the RSUs (i) upon vesting; (ii) after the Participant’s Termination of Service; (iii) or within any other time frame as the Company determines to be necessary to comply with local tax requirements. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant’s behalf pursuant to this authorization) and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the Participant the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.
ITALY
Terms and Conditions
Plan Document Acknowledgement. The Participant acknowledges that the Participant has read and specifically and expressly approves the following Sections of the Agreement: Section 7 (Responsibility for Taxes); Section 8 (Nature of Grant); Section 11 (Data Privacy); Section 12(g) (Language); Section 12(h) (Electronic Delivery and Acceptance); Section 12(j) (Addendum); and Section 12(k) (Imposition of Other Requirements).
Notifications
Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also will apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.
JAPAN
Notifications
Foreign Asset/Account Reporting Information. If the Participant is a resident of Japan, the Participant will be required to report details of any assets (including any Shares acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th of the following year. The Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to the and whether he or she will be required to report details of any outstanding RSUs or Shares held by Participant in the report.
KAZAKHSTAN
Notifications
Securities Law Notification. This offer is addressed only to certain eligible employees in the form of the Shares to be issued by the Company, which as of the date hereof are listed on the New York Stock Exchange. Neither the Plan nor this Agreement has been approved, nor do they need to be approved, by the National Bank of Kazakhstan. This offer is intended only for the original recipient and is not for general circulation in the Republic of Kazakhstan.

Exchange Control Information. The Participant acknowledges that if the Participant is a resident of Kazakhstan, the Participant will be required to notify and file standard-form reports with the National Bank of Kazakhstan if the value of the Shares that the Participant acquires under the Plan exceeds a certain threshold.
Please note that exchange control regulations in Kazakhstan are subject to change. The Participant should consult with his or her personal legal advisor regarding any exchange control obligations that Participant may have prior to acquiring Shares or receiving proceeds from the sale of Shares acquired under the Plan. The Participant is responsible for ensuring compliance with all exchange control laws in Kazakhstan.
KOREA
Notifications
Foreign Asset/Account Reporting Information. The Participant must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts holding Shares) in countries that have not entered into an "intergovernmental agreement for automatic exchange of tax information" with Korea to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year.
LITHUANIA
There are no country specific provisions.
MALAYSIA
Notifications
Director Notification Obligation. If the Participant is a director of a Malaysian Affiliate, he or she is subject to certain notification requirements under the Malaysian Companies Act 1965. Among these requirements is an obligation to notify the Malaysian Affiliate in writing when the Participant receives or disposes of an interest (e.g., RSUs or Shares) in the Company or any related company. This notification must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MALTA
Notifications
Securities Law Notification. The Plan, the Agreement, including this Addendum, and all other materials the Participant may receive regarding participation in the Plan do not constitute advertising of securities in Malta and are deemed accepted by the Participant upon receipt of the Participant’s electronic or written acceptance in the United States. The issuance of the Shares under the plan has not and will not be registered in Malta and, therefore, the Shares described in any plan documents may not be offered or placed in public circulation in Malta.
MEXICO
Terms and Conditions
Labor Law Acknowledgement. The following provision applies if the Participant resides in Mexico and receives the RSUs from the Company:
(i)    The Participant’s participation in the Plan does not constitute an acquired right;
(ii)    The Plan and the Participant’s participation in it are offered by the Company on a wholly discretionary basis;
(iii)    The Participant’s participation in the Plan is voluntary;
(iv)    The Company and its Affiliates are not responsible for any decrease in the value of any Shares acquired under the Plan;
(v)    By accepting the RSUs, the Participant acknowledges that the Company, with registered offices in the U.S.A., is solely responsible for the administration of the Plan. The Participant further acknowledges that his or her participation in the Plan, the grant of the RSUs and any acquisition of Shares under the Plan do not constitute an employment relationship between the Participant and the Company because the Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between the Participant and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment;
(vi)    The Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation in the Plan at any time, without any liability to the Participant; and
(vii)    Finally, the Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, its subsidiaries, parents, Affiliates, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.
Términos y Condiciones.
Reconocimiento del Derecho Laboral. Las siguientes disposiciones aplican en caso de que el Participante sea residente en México y reciba las Unidades de Acción Restringida (“RSUs”) de la Compañía:
(i)    La participación del Participante en el Plan no constituye un derecho adquirido;
(ii)    El Plan y la participación del Participante en él es ofrecido por la Compañía de manera completamente discrecional;
(iii)    La participación del Participante en el Plan es voluntaria;
(iv)    La Compañía y sus Afiliadas no son responsables por ninguna disminución en el valor de las acciones de adquiridas en términos del Plan;
(v)    Al aceptar el otorgamiento, el Participante reconoce que la Compañía, con oficinas registradas en E.U.A., es la única responsable de la administración del Plan. Además, el Participante reconoce que su participación en el Plan, la concesión de RSUs y cualquier adquisición de Acciones bajo el Plan no constituyen una relación laboral entre el Participante y la Compañía, en virtud de que el Participante está participando en el Plan en una base exclusivamente comercial. Por lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Participante y su empleador y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por su empleador, y cualquier modificación del Plan o la terminación no constituirá un cambio o modificación en los términos y condiciones del empleo del Participante;
(vi)    Además, el Participante comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de la Compañía, por lo que la Compañía se reserva el derecho absoluto de modificar y/o suspender la participación del Participante en el Plan en cualquier momento, sin responsabilidad alguna frente al Participante; y
(vii)    Finalmente, el Participante manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de la Compañía, por cualquier indemnización o daño relacionado con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Participante libera de la manera más amplia y total de responsabilidad a la Compañía, sus subsidiarias, empresas matriz, Afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales de cualquier demanda que pudiera surgir.
Notifications
Securities Law Notification. The RSUs and the Shares offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the RSUs may not be publicly distributed in Mexico. These materials are addressed to the Participant only because of the Participant’s existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of an Affiliate of the Company in Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS
There are no country specific provisions.
NEW ZEALAND
Notifications
Securities Law Notification. Warning: This is an offer of rights to receive Shares underlying the RSUs. The RSUs give the Participant a stake in the ownership of the Company.

If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors have been paid. A Participant may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment.
The Participant should ask questions, read all documents carefully, and seek independent financial advice before committing himself or herself.
The Shares are quoted or approved for trading on the New York Stock Exchange. This means that if the Participant vests in the RSUs and Shares are issued to the Participant, the Participant can sell his or her investment on the New York Stock Exchange if there are buyers for it. If the Participant sells his or her investment, the price he or she receives may vary depending on factors such as the financial condition of the Company. The Participant may receive less than the full amount that he or she paid for it, if anything.
For a copy of the Company’s most recent financial statements (and, where applicable, a copy of the auditor’s report on those financial statements) and information on risk factors impacting the Company’s business that may affect the value of the Shares, the Participant should refer to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at http://investors.epam.com.
For more details on the terms and conditions of the RSUs, please refer to this Agreement, the Plan and the Plan prospectus which are available in your UBS account at http://www.ubs.com/onesource/epam and free of charge on request via AskLongTermIncentive@epam.com
POLAND
Notifications
Exchange Control Information. The Participant acknowledges that any transfer of funds in excess of €15,000 (or PLN15,000, if such transfer of funds is connected with business activity of an entrepreneur) into or out of Poland must be effected through a bank account in Poland. The Participant understands that the Participant is required to store all documents connected with any foreign exchange transactions that the Participant engages in for a period of five years as measured from the end of the year in which such transaction occurred.
Foreign Asset/Account Reporting Information. If the Participant maintains bank or brokerage accounts holding cash and foreign securities (including Shares) outside of Poland, the Participant will be required to report information to the National bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds PLN 7 million. If required, such reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland. The Participant should consult with his or her personal legal advisor to determine whether he or she will be required to submit reports to the National Bank of Poland.
ROMANIA
Language Consent. By accepting the grant of RSUs, the Participant acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Agreement and the Plan), which were provided in the English language. The Participant accepts the terms of those documents accordingly.

Consimtamant cu Privire la Limba. Prin acceptarea acordarii de RSU-uri, Participantul confirma ca acesta sau aceasta are un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, a citit si confirma ca a inteles pe deplin termenii documentelor referitoare la acordare (Acordul si Planul), care au fost furnizate in limba engleza. Participantul accepta termenii acestor documente in consecinta.
RUSSIA
Terms and Conditions
Transaction Outside Russia. The Participant understands that agreeing to the terms of the Agreement and accepting the RSUs will result in a contract between the Participant and the Company completed in the United States and that the Agreement is governed by U.S. law. Participant understands and acknowledges that any Shares issued under the Plan shall be delivered to Participant through a brokerage account maintained outside Russia. Participant understands that he or she may hold Shares in his or her brokerage account outside Russia; however, in no event will Shares issued to Participant and/or share certificates or other instruments be delivered to Participant in Russia. Participant acknowledges and agrees that he or she is not permitted to sell or otherwise transfer the Shares directly to other Russian legal entities or individuals. Finally, Participant acknowledges and agrees that he or she may sell or otherwise transfer the Shares only outside Russia.
Data Privacy Acknowledgement. The Participant acknowledges that he or she has read and understands the terms regarding collection, processing and transfer of Data contained in Section 11 of the Agreement, and, by agreeing to the terms of the Agreement and electing to participate in the Plan, the Participant agrees to such terms. In this regard, upon request of the Company or the Employer, the Participant agrees to provide an executed data privacy consent form to the Employer or the Company, or any other agreements or consents that the Company and/or the Employer may deem necessary to obtain the Participant’s consent to collect, process or transfer the Participant’s Data for purposes of administering the Participant’s participation in the Plan under the data privacy laws in the Participant’s country, either now or in the future. the Participant understands that he or she will not be able to participate in the Plan if the Participant fails to execute any such consent or agreement.
Notifications
Securities Law Information. The Agreement, including these specific provisions for Russia, the Plan and other incidental communication materials distributed in connection with the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under Russian law, the issuance of Shares pursuant to the RSUs has not and will not be registered in Russia; hence, the RSUs described in any Plan-related documents may not be used for offering or public circulation in Russia.
Exchange Control Information. The Participant understands that, under exchange control regulations in Russia, he or she may be required to repatriate certain funds to the Participant’s bank account in Russia prior to using those funds for any purpose, including reinvestment. If the repatriation requirements apply, such funds must be initially credited to the Participant through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. The Participant should consult with his or her personal legal advisor to determine whether the repatriation requirements apply and to ensure compliance with applicable exchange control requirements.
Foreign Asset/Account Reporting Information. Russian residents are required to file the following reports or notifications with the Russian tax authorities, if applicable: (i) annual cash flow reporting for an offshore brokerage account (due by June 1 each year for the previous year, with the first reporting due by June 1, 2021 for calendar year 2020); (ii) financial asset (including Shares) reporting for an offshore brokerage account (due by June 1 each year for the previous year, with the first reporting due by June 1, 2022 for calendar year 2021); and (ii) a one-time notification within one month of opening, closing, or changing details of an offshore brokerage account. The Participant should consult with his or her personal tax advisor to ensure compliance with applicable requirements.
Anti-Corruption Information. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, the Participant should inform the Company if the Participant is covered by these laws because, in such case, the Participant should not hold Shares acquired under the Plan.

Labor Law Information. If the Participant continues to hold Shares acquired at vesting of the RSUs after an involuntary Termination of Service, the Participant may not be eligible to receive unemployment benefits in Russia (to the extent applicable).
SINGAPORE
Terms and Conditions
Restrictions on Sale and Transferability. The Participant hereby agrees that any Shares acquired pursuant to the RSUs will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.
Notifications
Securities Law Notification. The RSUs are being granted pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the SFA and is not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification. If the Participant is a director, associate director or shadow director of a Singapore Affiliate, the Singapore Companies Act requires the Participant (regardless of whether the Participant is a Singapore resident or employed in Singapore) to notify such Singapore Affiliate in writing of any interest (e.g., RSUs, Shares, etc.) that the Participant holds in the Company (or any related company) within two business days of (i) acquiring or disposing of such interest, (ii) any change in a previously-disclosed interest (e.g., upon vesting of the RSUs or sale of Shares), or (iii) becoming a director, associate director or shadow director, if the Participant holds such an interest at that time.
SLOVAKIA
Notifications
Foreign Asset/Account Reporting Information. If the Participant carries on business activities as an independent entrepreneur (in Slovakian, podnikatel), the Participant must report foreign assets (including any Shares) to the National Bank of Slovakia (provided that the value of the foreign assets exceeds an amount of €2,000,000). These reports must be submitted on a monthly basis by the 25th day of the respective calendar month, as well as on a quarterly basis by the 25th day of the calendar month following the respective calendar quarter, using notification form DEV (NBS) 1-12, which may be found at the National Bank of Slovakia’s website at www.nbs.sk.
SPAIN
Terms and Conditions
Labor Law Acknowledgment. This provision supplements Section 8 of the Agreement:
In accepting the RSUs, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.
The Participant understands and agrees that, as a condition of the grant of the RSUs, the Participant’s Termination of Service for any reason (including for the reasons listed below) will automatically result in the forfeiture of any unvested RSUs as of the date of such termination without any payment to the Participant.
In particular, the Participant understands and agrees that the RSUs will be cancelled without entitlement to the Shares or to any amount as indemnification in the event of the Participant’s Termination of Service by reason of, including, but not limited to: resignation, death, disability, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, the Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant RSUs under the Plan to individuals who may be employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or its Affiliate on an ongoing basis. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that the RSUs and the Shares issued upon vesting/settlement of the RSUs shall not become a part of any employment contract (either with the Company or any Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the grant of the RSUs would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of RSUs shall be null and void.
Notifications
Securities Law Notification. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the RSUs. The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Information. The acquisition of Shares under the Plan must be declared for statistical purposes to the Dirección General de Comercio e Inversiones (the “DGCI”). Because the Participant will not acquire the Shares through the use of a Spanish financial institution, the Participant agrees to make the declaration by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the Shares are owned. In addition, the sale of Shares must also be declared on D-6 form filed with the DGCI in January, unless the sale proceeds exceed a certain threshold, in which case, the filing is due within one month after the sale.
In addition, the Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.
The Participant should consult with his or her personal tax and legal advisors to ensure that the Participant is properly complying with his or her exchange control obligations.
Foreign Asset/Account Reporting Information. To the extent that the Participant holds assets (e.g., cash or Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of asset (e.g., Shares, cash, etc.) as of December 31 each year, the Participant is required to report information on such assets on the Participant’s tax return for such year. After such assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported assets increases by more than €20,000 or if the Participant transfers or disposes of any previously-reported assets. The reporting must be completed by March 31. Failure to comply with this reporting requirement may result in penalties. Accordingly, the Participant should consult with his or her personal tax and legal advisors to ensure that the Participant is properly complying with his or her reporting obligations.
SWEDEN
There are no country specific provisions.
SWITZERLAND
Notifications
Securities Law Notification. Neither this document nor any other materials relating to the offer of RSUs (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or one of its Subsidiaries, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
UKRAINE
Terms and Conditions
RSUs Payable Only in Cash. Notwithstanding any discretion contained in the Plan or the Agreement to the contrary, if the Participant resides in the Ukraine at the time of grant of any of the RSUs, the RSUs shall be settled in cash only.

UNITED ARAB EMIRATES
Notifications
Securities Law Notification. The RSUs granted under the Plan are being offered only to eligible employees of the Company and are in the nature of providing equity incentives to eligible employees of the Company. Any documents related to the RSUs, including the Plan, the Agreement and any other grant documents (“Award Documents”), are intended for distribution only to such eligible employees and must not be delivered to, or relied on by, any other person.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any Award Documents or any other incidental communication materials distributed in connection with the RSUs. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved the Award Documents or taken steps to verify the information set out in them, and thus, is not responsible for their content.
Participants should, as prospective stockholders, conduct their own due diligence on the securities. If the Participant does not understand the contents of the Award Documents, he or she should consult an authorized financial advisor.
UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes. The following provisions supplement Section 7 of the Agreement:
Without limitation to Section 7 of the Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any taxes that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In such case, if the amount of any income tax due is not collected from or paid by the Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Participant understands that he or she will be responsible for paying and reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any employee NICs due on this additional benefit, which the Company or the Employer, as applicable, may recover from the Participant at any time thereafter by any of the means set forth in Section 7 of the Agreement.
UZBEKISTAN
There are no country specific provisions.
VIETNAM
Terms and Conditions
RSUs Payable Only in Cash. Notwithstanding any discretion contained in the Plan or the Agreement to the contrary, if the Participant resides in Vietnam at the time of vesting of any of the RSUs, the RSUs shall be settled in cash only.